UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 18, 2011

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 18, 2011, Kodiak Oil & Gas Corp. (the “Company”) and Kodiak Oil & Gas (USA) Inc., the Company’s wholly-owned subsidiary (the “Guarantor”), entered into a purchase agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc. and RBC Capital Markets, LLC, as representatives of the several purchasers identified therein (the “Purchasers”), in which the Company agreed to issue and sell to the Purchasers $650.0 million aggregate principal amount of the Company’s 8.125% Senior Notes due 2019 (the “Senior Notes”) at a purchase price to the Purchasers of 100% of the principal amount of the Senior Notes. The Guarantor agreed to guarantee a senior unsecured payment of the Senior Notes.

The offering of the Senior Notes was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The Senior Notes are not registered under the Securities Act or the securities laws of any other jurisdiction.

In the Purchase Agreement, the Company and the Guarantors made customary representations and warranties and agreed to indemnify the Purchasers against various liabilities, including certain liabilities with respect to the Company’s offering memorandum relating to the Senior Notes. The closing of the sale of the Senior Notes occurred on November 23, 2011. A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Purchase Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

In connection with the sale of the Senior Notes, the Company entered into a Registration Rights Agreement, dated November 23, 2011, among the Company, the Guarantor and the Purchasers (the “Registration Rights Agreement”), which provides the holders of the Senior Notes certain rights relating to the registration of the Senior Notes under the Securities Act. Pursuant to the Registration Rights Agreement, the Company agreed to conduct a registered exchange offer for the Senior Notes or cause to become effective a shelf registration statement providing for the resale of the Senior Notes. The Company is required to file an exchange offer registration statement and use commercially reasonable efforts to cause such exchange offer registration statement to become effective. Such exchange offer will remain open for at least 20 business days after the date the Company mails notice of the exchange offer to the holders of the Senior Notes.  If the exchange offer is not consummated by the 360th day following the date of issuance of the Senior Notes, or upon the occurrence of certain other contingencies, the Company will use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Senior Notes and to keep such shelf registration statement effective until the earlier of one year following the effective date of such shelf registration statement and such time as all notes covered by the shelf registration statement have been sold.  If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages by way of additional interest on the Senior Notes.

A copy of the Registration Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Registration Rights Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

In addition, the Company entered into the indenture described in Item 2.03 below. The information in Item 2.03 of this report is incorporated herein by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Senior Notes were issued pursuant to an indenture entered into on November 23, 2011 (the “Indenture”) among the Company, the Guarantor, U.S. Bank National Association, as the trustee (the “Trustee”), and Computershare Trust Company of Canada, as the Canadian trustee. The terms of the Senior Notes are governed by the Indenture, which contains affirmative and negative covenants that, among other things, limit the Company’s and the Guarantor’s ability to make investments; incur additional indebtedness or issue preferred stock; create liens; sell assets; enter into agreements that restrict dividends or other payments by restricted subsidiaries; consolidate, merge or transfer all or substantially all of the assets of the Company; engage in transactions with the Company’s affiliates; pay dividends or make other distributions on capital stock or prepay subordinated indebtedness; and create unrestricted subsidiaries. The Indenture also contains customary events of default. Upon the occurrence of events of default arising from certain events of bankruptcy or insolvency, the Senior Notes shall become due and payable immediately without any declaration or other act of the Trustee or the holders of the Senior Notes. Upon the occurrence of certain other events of default, the Trustee or the holders of the Senior Notes may declare all outstanding Senior Notes to be due and payable immediately. The Company will pay interest on the Senior Notes on June 1 and December 1 of each year, beginning on June 1, 2012. The Senior Notes will mature on December 1, 2019.

The Senior Notes are redeemable by the Company at any time on or after December 1, 2015, at the redemption prices set forth in the Indenture. The Senior Notes are redeemable by the Company prior to December 1, 2015, at the redemption prices plus a “make-whole” premium set forth in the Indenture. The Company is also entitled to redeem up to 35% of the aggregate principal amount of the Senior Notes before December 1, 2014 with net proceeds that the Company raises in equity offerings at a redemption price equal to 108.125% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest. If the Company undergoes a change of control on or prior to January 1, 2013, it may redeem all, but not less than all, of the Senior Notes at a redemption price equal to 110% of the principal amount of the Senior Notes redeemed plus accrued and unpaid interest. The Company may redeem the Senior Notes if, as a result of changes in applicable law, it is required to pay additional amounts related to tax-withholdings, at a price equal to 100% of the Senior Notes plus accrued and unpaid interest. The Company must offer to purchase the Senior Notes if it experiences specific kinds of changes of control or sells assets under certain circumstances.

Pending the consummation of the Company’s proposed acquisition of certain oil and gas interest in the Williston Basin (the “Proposed January 2012 Acquisition”), the net proceeds the Company receives from the offer and sale of the Senior Notes will be deposited into an escrow account, together with cash of the Company, in an amount equal to 101% of the offering price of the Senior Notes and the interest payable on the Senior Notes to March 22, 2012. If the Proposed January 2012 Acquisition is consummated on or prior to February 16, 2012, the amounts held in the escrow account will be released to, and used by, the Company to finance the Proposed January 2012 Acquisition. If the Proposed January 2012 Acquisition is not consummated on or prior to February 16, 2012 or if the Company determines, in its sole discretion, that the Proposed January 2012 Acquisition cannot be consummated by such date for any reason, the aggregate principal amount of the Senior Notes will be subject to a special mandatory redemption at a redemption price equal to 101% of the offering price of the Senior Notes, plus accrued and unpaid interest to, but not including, the redemption date, and the amounts held in the escrow account will be used to fund such redemption. Any amounts remaining in the escrow account after funding such redemption will be returned to the Company. Until their release from escrow, the amounts held in the escrow account will be pledged for the benefit of the holders of the Senior Notes.

The Senior Notes are jointly and severally guaranteed on a senior basis by the Guarantor and by certain of the Company’s future subsidiaries. The Senior Notes and the guarantees thereof will be the Company and the Guarantor’s general senior obligations and will, prior to the release of the amounts held in escrow, be secured by the net proceeds of the Company’s offer and sale of the Senior Notes and certain other funds held in the escrow account pursuant to an escrow agreement (upon release of such escrow property, the Senior Notes will not be secured), rank senior in right of payment to any of the Company’s and the Guarantor’s future subordinated indebtedness, rank equal in right of payment with any of the Company’s and the Guarantor’s existing and future senior indebtedness, rank effectively junior in right of payment to the Company’s and the Guarantor’s existing and future secured indebtedness (including indebtedness under the Company’s first lien credit agreement), to the extent of the value of the Company’s and the Guarantor’s assets constituting collateral securing such indebtedness, and rank effectively junior in right of payment to any indebtedness or liabilities of any the Company’s future subsidiaries of any subsidiary that does not guarantee the Senior Notes.

A copy of the Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Indenture in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Indenture.

Item 8.01. Other Events.

On November 23, 2011, the Company issued a press release announcing the closing of the offering of the Senior Notes.  The Company received net proceeds of approximately $633.8 million, after deducting Purchaser discounts and commissions.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Senior Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and state securities laws.

On November 23, 2011, the Company also issued a press release announcing the closing of its previously announced public offering of 48,300,000 shares of common stock, which includes the full exercise of the underwriters’ over-allotment option of 6,300,000 shares.  The Company received net proceeds of approximately $355.7 million, after deducting underwriting discounts and commissions and estimated expenses related to the offering.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

4.1

Registration Rights Agreement, dated November 23, 2011, among Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc., Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc. and RBC Capital Markets, LLC

4.2	Indenture, dated November 23, 2011, among Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc., U.S. Bank National Association and Computershare Trust Company of Canada

4.3	Form of 8.125% Senior Note due 2019 (included as Exhibit A to Exhibit 4.2 of this Current Report on Form 8-K)

10.1

Purchase Agreement, dated November 18, 2011, among Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc., and Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc. and RBC Capital Markets, LLC, as representatives of the several purchasers identified therein

99.1	Press release of Kodiak Oil & Gas Corp., dated November 23, 2011, relating to the close of the Senior Note offering

99.2	Press release of Kodiak Oil & Gas Corp., dated November 23, 2011, relating to the closing of the common stock offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson
Chief Financial Officer

Date: November 23, 2011

EXHIBIT INDEX

Exhibit No.	Description

4.1

Registration Rights Agreement, dated November 23, 2011, among Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc., Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc. and RBC Capital Markets, LLC

4.2	Indenture, dated November 23, 2011, among Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc., U.S. Bank National Association and Computershare Trust Company of Canada

4.3	Form of 8.125% Senior Note due 2019 (included as Exhibit A to Exhibit 4.2 of this Current Report on Form 8-K)

10.1

Purchase Agreement, dated November 18, 2011, among Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc., and Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc. and RBC Capital Markets, LLC, as representatives of the several purchasers identified therein

99.1	Press release of Kodiak Oil & Gas Corp., dated November 23, 2011, relating to the close of the Senior Note offering

99.2	Press release of Kodiak Oil & Gas Corp., dated November 23, 2011, relating to the closing of the common stock offering